                            CTI Group (Holdings) INC.
                                 AMENDED BY-LAWS

                                    ARTICLE I
                                     Offices

                  Section 1.1. The principal office of the corporation shall be located at such place as the Board of Directors shall from time to time determine. The Board of Directors may designate such other offices or places of business as it may deem necessary to carry out the purposes and operations of the corporation.

                                   ARTICLE II
                                 Shares of Stock

                  Section 2.1. Stock Certificates. The Stock of the corporation shall be represented by certificates in such form as approved by the Board of Directors. Each certificate shall be signed by the Chairman of the Board, the President or any Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, and sealed with the corporate seal, which may be a facsimile. Any or all the foregoing signatures may be a facsimile, provided that each certificate is signed manually by an individual authorized to sign on behalf of either a Transfer Agent or a Registrar appointed under Section 2.3 hereof. The Board of Directors may establish other requirements with respect to the form and issuance of certificates that it deems necessary or advisable. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the person were such officer, transfer agent, or registrar at the date of issue.

                  Section 2.2. Transfer of Stock. Shares of the capital stock of the corporation shall be transferable only on the books of the corporation by the person in whose name such stock is registered, or by his or her duly authorized attorney or representative. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the corporation.

                  Section 2.3. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars. Such transfer agents, transfer clerks and registrars shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate. If a transfer agent is appointed, no certificate of the corporation shall be valid unless countersigned by the transfer agent.

                  Section 2.4. Lost, Destroyed and Mutilated Certificates. In case of loss or destruction of a certificate the holder thereof may obtain a new certificate from the corporation or a transfer agent upon satisfactory proof of such loss or destruction and after deposit of a bond in such form and amount and with such surety or sureties as the Board of Directors may determine. Such determination may be made by standing resolution of the Board of Directors. In case of mutilation of a stock certificate the holder thereof may obtain a new certificate from the corporation or a transfer agent upon surrender of the mutilated certificate.

                                   ARTICLE III
                            Meetings of Stockholders

                  Section 3.1. Annual Meeting of Stockholders. The annual meeting of the stockholders of the corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business shall be held on such day not more than [six (6)] months from the end of the Company's fiscal year at such time and place, either within or without the State of Delaware, as may be fixed by the Board of Directors and specified in the notice of meeting. If the Board of Directors does not so fix the time, place and date of the meeting within three (3) months from the end of the Company's fiscal year, the annual meeting of stockholders shall be held on the 15th of July, if not a legal holiday (and if a legal holiday, then on the next succeeding business day) at such time and place, either within or without the State of Delaware, as may be fixed by the Chairman of the Board or by the President and specified in the notice of such meeting.

                  Section 3.2. Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Chairman of the Board or the President or a majority of the Board of Directors, or by stockholders representing 10% of the outstanding shares of the corporation having voting powers.

                  Section 3.3. Notice of Meeting of Stockholders. Notice of the time and place of the annual or any special meeting of the stockholders shall be given to each stockholder of record entitled to notice of such meeting not less than ten (10) nor more than sixty (60) days prior to the date of such meeting, unless a greater period of notice is by law required in a particular case. In the case of special meetings of the stockholders, the notice shall specify the object thereof, and no business shall be transacted other than that mentioned in the call, except with the consent of all stockholders of the corporation entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at that person's address as it appears on the records of the corporation or as supplied by that person to the corporation. Notice of an adjourned meeting need not be given if the time and place of the adjourned meeting and the business to be transacted are announced at the meeting at which such adjournment is taken, the adjournment is not for more than thirty (30) days and the Board of Directors does not declare a new record date.

                  Section 3.4. Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by either the stockholder or his or her duly authorized attorney-in-fact and shall be filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any provisions therein to the contrary, but no revocation of a proxy shall be effective until written notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid more than one (1) year after the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

                  Section 3.5. Voting Lists. The officer or agent having charge of the transfer books for stock of the corporation, at least ten (10) days before each meeting of stockholders, shall make a complete list of the stockholders who are entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares held of record by each, which list shall be kept on file at the registered office of the corporation and shall be open to the examination of any stockholder for any purpose germane to the meeting, during usual business hours for a period of at least ten (10) days prior to the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger or transfer book or a duplicate thereof shall be the only evidence as to the identity of the stockholders entitled to examine such list or stock ledger or transfer books or to vote, in person or by proxy at any meeting of the stockholders.

                  Section 3.6. Quorum. The representation of a majority of the outstanding shares of the corporation having voting power, in person or by proxy, shall constitute a quorum for the transaction of business.

                  Section 3.7. Judges of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more Judges of Election, who need not be stockholders, to act at such meeting or any adjournment thereof. If Judges of Election are not appointed prior to the meeting or if they fail' to appear or refuse to act, the presiding officer of such meeting may, and on the request of any stockholder or his or her proxy shall, appoint Judges of Election at any meeting. The Judges shall be responsible to determine the number of stock of record, the number of stock represented at the meeting, the existence of a quorum and the results of the voting. The Judges of Election shall also determine all questions relating to voting. On request of the presiding officer of the meeting, or of any stockholder of his or her proxy, the Judges of Election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

                  Section 3.8. Record Date. Unless otherwise required by law, the Board of Directors may fix a time, not less than ten (10) nor more than sixty (60) days before the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or other distribution or allotment of rights, or the date when any change or conversion or exchange of stock will be made or will go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, distribution or allotment of rights or to exercise the rights with respect to any such change, conversion, or exchange of stock. In any such case, only stockholders of record on the date fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or allotment of rights, or to exercise any such rights in respect to any such change, conversion or exchange of stock, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after the date so fixed. The Board of Directors shall. not close the books of the corporation against transfers of stock during the whole or any part of such period. If no record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of or vote at a stockholders' meeting, the record date shall be the business day next preceding the day on which notice of such meeting is given or, if notice is waived, on the twelfth day prior to the date of the meeting.


                                   ARTICLE IV
                                    Dividends

                  Section 4.1. Declaration of Dividends. Dividends upon the stock of the corporation, subject to the provisions of' the Delaware Corporation Law, as amended, and the Certificate of Incorporation of the corporation and subject to resolutions of the Board of Directors with respect to the designation, preference and rights of holders of preferred stock, if any, may be declared by the Board of Directors at any regular or special meeting, or by unanimous action pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock. The Board of Directors may set apart out of any of the funds available for dividends a reserve or reserves for any proper purpose and may modify or abolish any such reserve.

                                    ARTICLE V
                                    Directors

                  Section 5.1. Number of Directors. The Board of Directors shall consist of that number of directors determined by standing resolution of the Board of Directors, but shall not be less than three. The directors shall not be required to be, stockholders of the corporation. A majority of the Board shall constitute a quorum thereof.

                  Section 5.2. Term of Office.

                  The Board of Directors shall be divided into three classes with each class serving three-year terms. As a result of an Amendment to the Certificate of Incorporation filed in 2000, the Board was re-classified and each director placed in one of three classes. The directors in Class I shall hold office for a term expiring at the next annual meeting (to be held in 2001), the directors in Class II shall hold office for a term expiring at the second succeeding annual meeting, and the directors in Class III shall hold office for a term expiring at the third succeeding annual meeting.

                  At each annual shareholders meeting con-commencing at the annual meeting to be held in 2001, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders following such meeting. Each director so elected shall hold office until his term expires and his successor is elected and qualified, or until his earlier resignation or removal.

                  Section 5.3. Compensation. By resolution of the Board of Directors, each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 5.4. Resignations. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice at the principal offices of the corporation or at any later time specified therein. Unless such resignation so specifies, acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.5. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the vote of a majority of the remaining members of the Board though less than a quorum; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series thereof then in office or by the sole remaining director so elected, and each person so elected shall be a director until his or her successor is elected by the stockholders, or until his or her earlier resignation or removal.

                  Section 5.6. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the stock then entitled to vote at an election of directors, at any annual or special meeting of the stockholders of the corporation.

                  Section 5.7. Chairman of the Board. The Chairman of the Board shall act as chairman of all meetings of the Board of Directors, and shall have the power to perform all administrative acts on behalf of the directors, except to the extent that the Certificate of Incorporation or the General Corporation Law of the State of Delaware, as amended, otherwise' provides. The Chairman may appoint members of the Board to serve on committees created by resolution of the Board unless such resolution otherwise provides.

                  Section 5.8. Committees. Section 1. (a) The Board of Directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire board, alter or eliminate the committees of the board described in
Section 2 below or designate one or more other committees, each committee to consist of one or more directors. Any such committee, to the extent provided in such resolution or these bylaws, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire board, fill any vacancy in any such committee, appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee, with all the powers of such absent or disabled members, abolish any such committee at its pleasure, and remove any director from membership on such committee at any time, with or without cause.

                  (b) Each committee of the Board of Directors formed pursuant to this section shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

                  Section 2. The present standing committees of the board are as follows:

                           Executive Committee. An Executive Committee shall be
composed of one Class I, one Class II and one Class III director. All decisions of the corporation with respect to Centillion Data Systems, LLC shall be made by the Executive Committee. The Executive Committee shall have such other duties and powers as are established by resolution of the Board of Directors.

                           Audit Committee. The Audit Committee shall be
composed of two members of the board as may from time to time be chosen by the Board of Directors, none of whom shall be an employee of the corporation. The Audit Committee shall have the authority and responsibility to (a) hire one or more firms of independent public accountants to audit the corporation's books, records and financial statements and to review the corporation's systems of accounting (including its system of internal controls); (b) discuss with such independent public accountants the results of such audit and review; (c) periodically conduct independent reviews of the corporation's systems of accounting (including its system of internal control); and (d) periodically make reports to the board with respect to its findings.

                           Nominating Committee. The Nominating Committee shall
be composed of three members of the board as may from time to time be chosen by the Board of Directors. The Nominating Committee shall (a) make recommendations to the board with respect to management nominees to the board, (b) review such shareholder nominees to the board as may be submitted to the corporation, and
(c) periodically report to the board with respect to its findings.

                  Section 5.9. Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose; if:

                           (1) The material facts as to such person's
relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (2) The material facts as to such person's
relationship-or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (3) The contract or transaction is fair as to the
corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE VI
                               Directors' Meetings

                  Section 6.1. Place of Meetings. Meetings of the Board of Directors may be held at such place, within the State of Delaware or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting. If no such designation is made, the meetings of the Board of Directors shall be held at the principal office of the corporation.

                  Section 6.2. Annual Meeting. Immediately after each annual meeting of stockholders, the Board of Directors shall meet for the purposes of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. such annual meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

                  Section 6.3. Regular Meetings. Regular meetings of the Board of Directors, if any, shall be held at such time and place designated from time to time by standing resolution of the Board of Directors [but not less frequently than quarter annually.] If the date fixed for any such regular meeting be a' legal holiday under the laws of the state where such meeting is to be held, then the meeting shall be held on the next succeeding business day under the laws of said state that is not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business properly brought before the meeting. Notice of regular meetings need not be given.

                  Section 6.4. Special Meetings - Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two (2) or more of the directors, and shall be held at such time and place and in such manner as shall be designated in the call for the meeting. Unless notice is waived by all of the members of the Board of Directors, notice of any special meeting shall be sent to each director by mail or by telegraph or by cable at least eight hours prior to the time of such meeting, or in the case of a meeting held by means of a conference telephone or similar communications equipment, at least two (2) hours notice by telephone or similar communications equipment prior to the time of such meeting, and such notice shall state the time, place and objects of such special meeting.

                  Section 6.5. Participation in Meetings. One or more directors may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

                  Section 6.6. Notice of Adjourned Meetings. When a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                                   ARTICLE VII
                               Officers and Agents

                  Section 7.1. Officers to be Elected by the Board. At the first meeting of the Board of Directors after the election of directors in each year, the Board shall elect a President, such number of Vice Presidents as the Board of Directors shall determine, a Secretary and such other officers and agents as the Board may deem necessary and as the business of the corporation may require. The Board may designate the Chairman of the Board of Directors as an officer of the corporation.

                  Section 7.2. Term. All officers of the corporation shall serve for one (1) year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action of the Board of Directors. if the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors Section 7.3. Duties and Qualifications. The President shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. In addition to the authority and duties herein described, the officers shall have such authority and perform such duties as may be determined by resolution of the Board of Directors. In addition to the authority and duties herein described, the officers of the corporation shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

                  Section 7.4. President. The President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is empowered to call and to preside at the annual and special meetings of stockholders.

                  Section 7.5. Vice President. The Vice President shall discharge the duties of the President in the event of the' absence or disability, for whatever reasons, of the latter.

                  Section 7.6. Secretary. The Secretary shall record all the proceedings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board when required. The Secretary shall give, or cause to be given, notice to all meetings of stockholders and directors, as may be required, and shall perform such other duties as may be prescribed by the President. The Secretary shall have custody of the seal of the corporation and shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his or her signature.

                  Section 7.7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, such accounts and reports on the financial condition of the corporation as may be' required by the President or the Board of Directors.

                  Section 7.8. Compensation. The compensation of officers and employees of the corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may include pension, disability and death benefits, and may be by fixed salary, or on the basis of earnings of the corporation, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

                                  ARTICLE VIII
                    Indemnification of Directors and Officers

                Section 8.1. Indemnification. The corporation shall indemnify all persons whom it may indemnify pursuant to the Delaware General Corporation Law as amended from time to time, to the fullest extent, at such time and in such manner as is requested by any such person and permitted thereunder if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, that any undertaking with respect to repayment to the corporation of indemnification amounts which is required to be given by or on behalf of any director or officer, shall also be required to be given by any employee or agent. In the case of an action or suit by or in the right of the corporation to secure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in_ good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  To the extent that any person indemnified hereunder has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection herewith.

                  Indemnification (unless ordered by a court) shall otherwise be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct hereinbefore set forth. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of the constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                  Section 8.2. Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses provided by or granted pursuant to
Section 8.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue after the person ceases to serve as a director, officer or employee of the corporation and shall extend-'land apply to the estate of such person.

                                   ARTICLE IX
                                     Notices

                Section 9.1. Definition. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to such person's address appearing on the books of the corporation, or supplied by such person to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. Any required notice may be waived by the written consent of the person entitled to such notice.

                Section 9.2. Waiver of Attendance. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                    ARTICLE X
                                   Fiscal Year

                  Section 10.1. The fiscal year of the corporation shall run from April lst to March 31st.

                                   ARTICLE XI
                                   Amendments

                  Section 11.1. These By-Laws may be amended or repealed at any regular or special meeting of the Board of Directors by the Majority vote of the Board of Directors, or at any regular or special meeting of the stockholders (or by written consent as provided in Section 228 of the Delaware Corporation Law, as amended), by the majority vote of the total outstanding shares of the corporation, as provided by law. These By-Laws may be amended without a meeting of the Board of Directors by a resolution adopted and signed by all members of the Board of Directors.